UNITED STATES

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Washington, D.C. 20549

SCHEDULE 14A

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March 24, 2011

Dear IBM Stockholder:

Re: IBM 2011 Proxy Statement — Say on Pay and Frequency Vote

By now you should have received IBM’s Annual Report for 2010 and Proxy Statement for our 2011 Annual Meeting of Stockholders.  As usual, the voting items include election of directors.  This year, we also have management proposals on Say on Pay and Frequency Vote.  As explained below, we are writing to ask that you vote for a three-year frequency for Say on Pay and that you support our Say on Pay proposal because IBM has been a leader in its commitment to compensation practices that drive long-term performance, creating significant value for our stockholders.

Between the beginning of our 2010 Roadmap (January 2007) and mid-March 2011, IBM’s stock has achieved a total return of almost 80%, including dividends.  In contrast, over that same period of time, the Dow 30 achieved a total return of only about 8%, including dividends.

We are asking for your personal attention on your firm’s voting decisions on IBM’s Frequency Vote and Say on Pay, in recognition of the fact that IBM is different from the other companies in your portfolio — because of our unique history, leadership position in the global marketplace, record of tying executive compensation with performance, and distinct focus on long-term achievement.  In making these decisions, we ask that you give weight to IBM’s consistent record of working with stockholders on a wide range of governance and compensation matters, as well as the perspectives that led your firm to make such a significant investment in IBM.  The size of your firm’s stake in IBM reflects your confidence in IBM’s Board, management and business strategy, as should your vote on these important matters.

As a significant investor, we are asking that your firm vote in favor of an advisory vote on compensation every THREE YEARS.

We are recommending a three-year frequency for Say on Pay because IBM is different from most other companies in its long-term strategic, financial and business orientation —

•                  In 2007, we published our first long-term roadmap for investors, projecting EPS in the range of $10 to $11 by the end of 2010.  As you know, we exceeded the high end of that range by $0.52, with IBM stock in recent months achieving a succession of all time highs. Since the end of 2006, we have returned almost $63B of net income to our stockholders in the form of share repurchases and dividends.

•                  In May 2010, we formally launched our 2015 roadmap for investors, projecting operating (non-GAAP) EPS of at least $20 per share by the end of 2015, with a detailed discussion of the different factors contributing to this performance over time.  IBM is the only Dow 30 company that provides a detailed EPS objective out to 2015, reflecting management’s commitment to transparency and long-term results.  And periodically, we update our investors about our progress against our roadmap.

•                  Our pay programs reflect our long-term orientation and alignment with investors.  As explained in our Proxy Statement, over 90% of the annual compensation for the Proxy 5 group is based on business results and individual performance.  In fact, the only equity vehicle used for the IBM senior management team is Performance Share Units, a program that sets specific EPS and cash goals over a three-year period.  No other company in the Dow 30 makes long-term awards to all of their named executive officers in performance share units.

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And while we’re talking about management for the long term, we believe it is also important to keep in mind that 2011 is our Centennial.  IBM has been providing business and technological solutions since 1911, continually remaking itself since that time in anticipation for the future.  That’s not just a marketing statement or a cause for celebration — for us, it is a reflection of the fact that management views itself as the steward of the IBM brand for the long-term, positioning its strategy and aligning execution for continued success over time.  Very few companies — and no other tech company — can boast of this history of success and continual innovation.

With this focus on the long term, it makes sense to us that investors be given the opportunity to cast a formal vote on pay every three years, aligning that vote with the cycle for long-term pay.  We submit that any other voting requirement gives too much emphasis to a short-term orientation, both in pay as well as performance.

We also ask that your firm support our Say on Pay proposal.

We’re also asking for your support on IBM’s Say on Pay because of our strong focus on pay for performance.

•                  Again, over 90% of the annual compensation for the Proxy 5 group is based on business results and individual performance.

•                  As mentioned above, in 2010 we exceeded the goal we had set three years earlier of $10 to $11 in EPS.  In addition, lBM continued to outperform our industry and the market at large.  Last year marked eight straight years of double-digit EPS growth.  Once again we achieved record pretax earnings, record EPS, record free cash flow and improved profit margins, with increased revenues.

•                  IBM also continued its leadership position as the premier globally integrated enterprise, capitalizing on our growth market country strategy during a time period when major countries were in a recession.  We continued our leadership in technology and innovation, earning more U.S. patents than any other company for the 18th consecutive year.

These results evidence our success in designing our compensation program to motivate superior business performance over the long term.

Attached is a copy of the Say on Pay and Frequency Vote items from our proxy statement, voting items #3 and #4.  Also, the attached “Generating Higher Value at IBM” insert from our Annual Report details our 100 year history of leadership and growth.  Please do not hesitate to call Andrew at 914-499-xxxx or Patricia at 914-499-xxxx if you have questions or comments.

Sincerely,
/s/ Andrew Bonzani
Andrew Bonzani
Vice President & Corporate Secretary

/s/ Patricia Murphy
Patricia Murphy
Vice President, Investor Relations

This letter includes selected references to certain non-GAAP financial measures that are made to facilitate a comparative view of the company’s ongoing operational performance. For information about the company’s financial results related to operating (non-GAAP) earnings and free cash flow, which in each case are non-GAAP measures, see the company’s Form 8-K submitted to the SEC on March 8, 2011 (Attachment II — Non-GAAP Supplementary Materials).

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Voting Item #3

Management Proposal on Advisory Vote on Executive Compensation

The Company is asking that you APPROVE the compensation of the named executive officers as disclosed in this Proxy Statement.

The Company’s named executive officers are identified in the 2010 Summary Compensation Table, and the compensation of the named executive officers is described on pages 20 through 69. IBM has long demonstrated its commitment to sound executive compensation and corporate governance principles, working to ensure that its practices protect and further the interests of shareholders.

As discussed in the 2010 Compensation Discussion and Analysis, the Company’s executive compensation programs are designed to:

•                  Ensure that the interests of IBM’s leaders are closely aligned with those of our investors;

•                  Attract and retain highly qualified senior leaders who can drive a global enterprise to succeed in today’s competitive marketplace;

•                  Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking;

•                  Differentiate compensation so that it varies based on individual and team performance; and

•                  Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time.

IBM’s executive compensation programs and practices are designed to motivate our leaders to deliver superior business performance that balances annual results and long-term sustained performance. Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.  These targets are set within the parameters of IBM’s long-term financial model with profit expansion and growth objectives aligned with our disclosed financial roadmaps to 2010 and 2015.

On average, just over 90% of annual compensation for the named executive officers as a group varies year to year based on business results and individual performance, with the remainder coming from base salary.  Our annual incentive is a cash payment that is designed to reward for the most recent year’s revenue, net income and cash flow; this incentive comprises 32% of the group’s annual compensation. Nearly 60% of annual compensation is in the form of long-term incentive, which is 100% performance based and delivered through Performance Share Units (PSUs).  The payout of PSUs is based on IBM’s three-year cumulative performance against EPS and cash flow targets.  PSUs will pay out nothing if the threshold performance level is not reached.

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2010 Chairman and CEO Compensation Mix	2010 Other NEOs Compensation Mix

For the reasons expressed above, the Executive Compensation and Management Resources Committee and the IBM Board of Directors believe that these policies and practices are aligned with the interests of our stockholders and reward for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

THE IBM BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Note:  The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

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Voting Item #4

Management Proposal on Frequency of Advisory Vote on Executive Compensation

The Company is requesting your nonbinding vote on whether an advisory vote of stockholders to approve the compensation of its named executive officers as disclosed in the Proxy Statement should take place every three years, every two years or every year.  For the reasons explained below, the Company is recommending that this advisory vote take place every THREE YEARS.

The Company believes that the frequency of the advisory vote should be consistent with IBM’s focus on long-term financial performance to drive stockholder value.  A vote every three years would allow for an accurate assessment of pay for performance because the major element of the Company’s executive compensation program — the Performance Share Unit (PSU) grant — rewards for performance over a three year period.  As discussed in the 2010 Compensation Discussion and Analysis, named executive officers receive 100% of their equity grants in the form of PSUs.  The value of the PSU payout is based on IBM’s three year cumulative financial performance against EPS and cash flow targets.  This form of compensation aligns officer pay with stockholder interests and supports an advisory vote on compensation every three years.

THE IBM BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A THREE-YEAR FREQUENCY.

Note:  The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

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Generating Higher Value at IBM

Over the past decade, IBM has built a record of leadership by pursuing the most transformational opportunities, inventing the breakthrough technologies to capture them and building an organization able to deliver superior results over the long term.

This wasn’t new. It’s what we have been doing for 100 years.

As the new century dawned, we saw change coming. The IT industry and the broader economy were being transformed by the rising tide of global integration, by a new computing model and by new client needs for integration and innovation.

And that meant we needed to transform ourselves.

1.               We changed our business mix toward higher-value, more profitable technologies and market opportunities.

Segment Pre-Tax Income*

($ in billion)

*                 Sum of external segment pre-tax income not equal to IBM pre-tax income.

**          Excludes Enterprise Investments and not restated for stock-based compensation.

2.               We became a globally integrated enterprise, improving productivity and capturing new growth.

Since 2005, global integration has enabled IBM to gain $6 billion in productivity savings while improving service quality. We have shifted resources toward building client relationships and employee skills, while positioning IBM for new market opportunities, such as business analytics, Smarter Cities and infrastructure build-outs underway in emerging markets.

Growth Markets Shares ofGeographic Revenue

(excluding divested businesses of PCs and Printers)

3.               By aligning our business model with our clients’ needs we generated superior financial results.

We achieved record earnings per share.

Diluted earnings per share in 2010 were $11.52, having nearly tripled since the end of 2000, and marking eight consecutive years of double-digit growth. Our focus on productivity and a continuing shift in our business mix to more profitable segments has helped drive our performance.

And record cash performance.

In 2010 our free cash flow, excluding the year-to-year change in Global Financing receivables, was $16.3 billion—an increase of $1.2 billion from 2009. Since the end of 2000 we have generated $109 billion in free cash flow.

Financial Performance History

(% of total revenue, $ in billions)

4.               We invested in future sources of growth and provided record returns to shareholders...

Since the end of 2000, we invested $43 billion in capital expenditures and $27 billion net on acquisitions (116 companies) targeted toward high-value areas.

We returned $89 billion to our shareholders as share repurchases and increased our dividend each year over the last decade. At the end of 2010 our quarterly dividend per share was five times higher than in 2000.

...while continuing to invest in R&D — nearly $60 billion since the end of 2000.

Primary Uses of Cash Since the End of 2000

5.               Today, we run a business model that delivers long-term value and high performance.

Early in 2007, we established our earnings per share road map to 2010. It provided clarity about our business model, objectives and key factors driving performance. The road map also aligned all IBMers against a set of long-term objectives.

We achieved $11.52 of EPS in 2010, well above the high end of the range of $10 to $11 during one of the toughest economic environments in decades.

This resulted in superior returns to investors over the road map period.

Now, our 2015 Road Map continues the drive to higher value—with the expectation of at least $20 operating EPS in five years (non-GAAP).*

Key objectives over the next five years:

• $100 billion in free cash flow

• $70 billion of capital returned to shareholders

• $20 billion in spending on acquisitions

• Software becomes about half of segment profit

• Growth markets approach 30 percent of geographic revenue

Key Drivers for 2015 EPS Road Map

Revenue Growth

A combination of base revenue growth, a shift to faster growing businesses and strategic acquisitions.

Operating Leverage

A shift to higher-margin businesses and enterprise productivity derived from global integration and process efficiencies.

Share Repurchase

Leveraging our strong cash generation to return value to shareholders by reducing shares outstanding.

*Excludes acquisition-related and nonoperating retirement-related charges.

**2000 and 2001 exclude Enterprise Investments and not restated for stock-based compensation. Sum of external segment pre-tax income not equal to IBM pre-tax income.

Today our investments are fueling growth initiatives that are expected to drive $20 billion in incremental revenue by 2015.

Approaches 30% of IBM’s geographic revenue by 2015

Opportunity:

The emerging market GDP growth rate—expected to be 5 percent through 2015—is more than double that of major markets.

2015 Road Map Objective:

Growth Markets revenue approaches 30 percent of IBM’s geographic revenue by 2015.

A historic economic expansion is underway in the emerging markets of the world—as their populations join the middle class and their economies join the global marketplace. In the largest of these emerging markets, such as China, India and Brazil, IBM is broadening its well-established base of skills and capabilities, nearly doubling our number of branch locations. In less developed markets, such as Africa, we are leveraging anchor clients in sectors like communications and banking. Our recent partnership with Bharti Airtel Africa to provide 21st century wireless telecommunications across 16 countries of Sub-Saharan Africa is one example.

$7 billion in revenue by 2015

Opportunity:

Cloud is a new, highly efficient model for consuming and delivering IT-based services. It is made possible by virtualizing resources, automating processes and standardizing tasks so they can be offered as easy-to-use services.

2015 Road Map Objective:

Cloud revenue is expected to be $7 billion by 2015, of which $3 billion is incremental.

IBM has helped thousands of clients in areas as diverse as banking, healthcare and government build their own clouds or securely tap into IBM cloud-based business and infrastructure services. IBM manages millions of cloud-based transactions every day and provides cloud analytics services to clients like Seton Hall University, Petco, Speedo and Crocs.

ING, a major player in the financial services industry, engaged IBM to design and build a cloud platform that will speed the delivery of new services to millions of clients and employees. Danone is working with IBM to provide a secure cloud trading network for its customers and business partners, while ADP is using IBM’s cloud integration software to expand its tax filing offerings to new markets serving employers of all sizes.

$16 billion in revenue by 2015

Opportunity:

Global data volumes are predicted to increase by 29 times over the next 10 years to 35 zettabytes.* (A zettabyte is a 1 followed by 21 zeros.)

2015 Road Map Objective:

Business analytics revenue is expected to be $16 billion by 2015.

Enterprises need a way to manage and mine the deluge of potentially valuable information, and the key is advanced data analytics. IBM spotted this emerging need early, building the world’s leading analytics practice—with 7,800 expert consultants, the world’s premier nonacademic mathematics function and the acquisition of 25 companies, for $14 billion in gross spending, to deepen our capabilities.

Our scientists have received more than 500 analytics patents. They are expanding technology frontiers through breakthroughs like the powerful new computer named Watson, which competed and won on the television quiz show Jeopardy! Applying Watson’s use of advanced analytics to decipher natural language, IBM is working to identify better healthcare diagnoses, potential drug interactions and “what if” scenarios in finance and compliance.

$10 billion in revenue by 2015

Opportunity:

The infusion of digital intelligence into industries, infrastructures, processes and cities can make them more productive, efficient and responsive.

2015 Road Map Objective:

Smarter Planet revenue is expected to be $10 billion by 2015.

In 2008 and 2009, we articulated a point of view on ways the world can become smarter, and in 2010, we deployed significant resources to capture the opportunity in key, high-growth industries where our experience and solution delivery is strongest. We also expanded our Smarter Cities initiative, targeting local leaders who influence trillions in spending worldwide. In Rio de Janeiro, IBM is developing a system to integrate real-time information and processes across many city departments, including civil defense, transportation and meteorology, for a sustainable operations infrastructure in the face of unprecedented growth.

Similar city infrastructure projects are underway in cities across the world such as Ho Chi Minh City, Shanghai, Seoul, Sydney, Helsinki, Amsterdam, Rotterdam, San Francisco and Washington, D.C.

*David Reinsel, vice president, Storage Group, IDC Research

In our second century, as in our first, IBM’s business model is based on continuous forward motion.

Through 100 years of a commitment to innovation and progress...

Inventing core technologies...

Through breakthroughs like the FORTRAN programming language in 1957, computer memory in the 1960s, the relational database in the 1970s, reduced instruction set computing (RISC) in the early 1980s, and materials science advances in the 1990s (now in millions of mobile devices), IBM built the foundations for a world of instrumented, interconnected and intelligent systems.

Defining computing architectures...

From punched card tabulators in the 1920s, to the compatible mainframe System/360 in the 1960s, to the PC in the 1980s, to parallel computing in the 1990s, IBM has shaped the modern IT industry. Today IBM is leading shifts to enterprise cloud computing and building highly optimized systems like Watson able to understand and analyze natural language.

A commitment to research...

IBM has invested more than $150 billion in R&D, and has received more than 75,000 U.S. patents. Five IBMers were Nobel Laureates. Today we have 10 global research labs pioneering breakthroughs, advancing technologies and helping define open standards. IBM Research is engaged in long-term collaborations with universities, government agencies and businesses, in fields as varied as nanotechnology, deep analytics and the evolution of the Internet.

Automating Rail Systems

1915 Nearly all major U.S. railroads used tabulating technology to automate scheduling and accounting operations, starting with New York Central and Hudson River Railroad.

2010 Helped Russian Railways move 1.3 billion passengers and freight more efficiently.

Modernizing Government

1922 Tabulating technology used to conduct Brazil’s first mechanized census.

2010 Helped New York State save nearly $1 billion preventing tax fraud with advanced analytics.

Automating Aviation Industry Operations

1962 Created the Sabre airline reservation system for American Airlines—a precursor of everything from the ATM to e-commerce.

2010 Helping New Delhi’s international airport manage growth in air travel from 28 million passengers today to an expected 150 million passengers in 2020.

Raising Healthcare Standards

1965 Physicians detected changes in temperature, blood pressure and heartbeat with data collected and visualized by an IBM monitoring system.

2010 Stream computing technology and advanced analytics research at the University of Ontario Institute of Technology are used to monitor the health of premature babies at the Hospital for Sick Children, Toronto.

... IBM has changed global business and society, in the process generating strong financial results and superior returns to our owners.

Since 1915, IBM stock has appreciated more than 40,000 times its original value.

Over that same period the Dow Jones Industrial Average has appreciated about 125 times.

One hundred years of driving progress gives us confidence that we can continue to do so—and to deliver superior returns—in our second century.

Building Smarter Energy and Water Systems

1965 Analyzed ways to increase power output of hydroelectric dams in France.

2009 Helped implement the world’s first nationwide smart grid for Malta’s energy and water systems.

Reinventing Transportation

1930 IBM receives patent for traffic signal timing system.

2010 Helped speed development of GM’s Chevrolet Volt electric vehicle with sophisticated design and simulation software.

Upgrading the Retail Experience

1974 Supermarkets start scanning UPC barcodes, invented by IBM.

2010 Collaborated with Thailand’s Ministry of Agriculture and Cooperatives to implement food traceability technologies with farmers, exporters and retailers.

Developing Banking Infrastructure

1997 Created first global settlement system for currency exchange, averaging $4 trillion a day, with the CLS Group, an industry consortium.

2008 Introduced world’s first real-time securities settlement system for Mexico.

*Reflects IBM share price from November 1915 through January 19, 2011, the day after IBM’s 2010 earnings announcement. IBM share price from December 1925 to December 2010 was calculated (or derived) based on data from CRSP US Stock Database © 2010. Center for Research in Security Prices (CRSP), The University of Chicago Booth School of Business.

“Generating Higher Value at IBM” includes selected references to certain non-GAAP financial measures that are made to facilitate a comparative view of the company’s ongoing operational performance. For information about the company’s financial results related to (i) free cash flow excluding Global Financing receivables and (ii) operating (non-GAAP) earnings, which are in each case non-GAAP measures, see the company’s Form 8-K submitted to the SEC on January 18, 2011 (Attachment II — Non-GAAP Supplementary Materials).

[E-Mail]

Re:          Voting Your IBM Shares for the 2011 Annual Meeting

Dear IBM Senior Leaders:

I am writing to remind each of you to make sure to vote all of your IBM shares for the 2011 Annual Meeting.  By now, you should have received a copy of IBM’s 2011 Proxy Statement along with the proxy card.  If you hold IBM shares in “street name” (i.e., through a bank or broker), you will have received a voter instruction form from your bank or broker.  We expect that many of you will receive multiple copies of the proxy materials, reflecting different ownership accounts you may have.  Please make sure to vote all of the proxy voting cards that you receive.

As you know, IBM had another strong year in 2010.  We once again achieved record pre-tax earnings, record earnings per share and record free cash flow and improved profit margins, with increased revenues.  It is important that you show your support for the Company and vote your shares.  In particular, we are asking you to support management and the Board of Directors by voting FOR all of IBM’s director nominees (proposal #1), FOR IBM’s Advisory Vote on Executive Compensation (proposal #3), and for a frequency of every 3 YEARS for the Advisory Vote on Executive Compensation (proposal #4).  Further, we are asking you to vote AGAINST the stockholder proposals, which are proposals #5 (Cumulative Voting), #6 (Political Contributions) and #7 (Lobbying). We believe that such votes are in the best interests of our Company and its stockholders.

•                  If you hold your shares in record name (i.e., directly through our transfer agent, Computershare) and need assistance regarding your record accounts, please contact Bob Wilt at infoibm@us.ibm.com.

•                  On the other hand, if you hold your shares in street name (e.g., through Morgan Stanley Smith Barney, Bank of America, Charles Schwab, or another financial institution), the Company cannot access your account or provide you with a replacement voting instruction form.  In this case, you will need to contact your broker directly in order to obtain a replacement voting instruction form.

In either case, if you have already voted all your shares, there is no need to contact us and no further action is required on your part.  In case you have not received or have misplaced your proxy voting card, IBM periodically sends a follow up mailing that includes a proxy voting card.  The first follow up mailing is scheduled to occur shortly.

You may also find additional information at http://www.ibm.com/investor/proxyinformation.  If you do not receive a copy of the Proxy Statement by Monday, April 11, 2011, please contact Bob Wilt at infoibm@us.ibm.com.  Please do not hesitate to call me at 914-499-xxxx if you have questions or comments.

Sincerely,

/s/ Andrew Bonzani
Andrew Bonzani
Vice President & Corporate Secretary

IBM

Executive Compensation

Pay for Performance Strategy

March 2011

Executive Compensation Pay for Performance Strategy March 2011

IBM Executive Compensation Components - “Three Legs of the Stool” Multi-year focus — rewards for sustained business performance Award size linked to demonstrated performance and retention risk One-year focus — variable pay for performance Vehicle stable over time, but weightings of financial metrics may vary Only program for rewarding in-year performance – other cash awards not provided Prices the job, with larger increases to top performers Long-Term Incentive Annual Incentive Base Salary

IBM Executive Compensation: A Commitment to Pay for Performance Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management Our share ownership guidelines require that our senior executives hold a significant amount of IBM equity to further align their interests with stockholders over the long term On average, just over 90% of annual compensation for the named executive officers as a group varies year to year based on business results and individual performance, with the remainder coming from base salary Nearly 60% of this group’s annual compensation is in the form of long-term incentive, which is 100% performance based and delivered through Performance Share Units (PSUs)

IBM Financial Performance History Since 2002... We have added almost $14 billion to our pre-tax profit base Our pre-tax margins have almost tripled Earnings per share has more than quadrupled We’ve generated ~$96 billion in cumulative free cash flow* In 2010, IBM Delivered Revenue of $99.9 billion Record pre-tax income of $19.7 billion Record GAAP earnings per share of $11.52 Record free cash flow* of $16.3 billion * Excluding GF Receivables Note: 2005-2008 EPS reflects the adoption of amendments to ASC 260, "Earnings Per Share" Note: The Company's free cash flow excluding Global Financing receivables, referenced above, is a non-GAAP financial measure provided to facilitate a comparative view of the Company's ongoing operational performance. Information about this financial measure is provided in the Company's Form 8-K submitted to the SEC on March 8, 2011 (Attachment II—Non-GAAP Supplementary Materials). Divested Revenue ($B) Revenue ($B) GAAP Pre-Tax Income Free Cash Flow* GAAP EPS $4 $6 $8 $10 $12 $14 $16 $18 $20 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Pre-tax Income & Free Cash Flow ($B) $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 $12 EPS